QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.2

[Letterhead of Wachtell, Lipton, Rosen & Katz]
May 21, 2018

International Game Technology plc
2nd Floor Marble Arch House
66 Seymour Street
London
W1H 5BT

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

        We have acted as special outside counsel to International Game Technology PLC, a public limited company organized under the laws of England and Wales (the "Company"), in connection with the Registration Statement on Form F-3 (the "Registration Statement") to be filed on the date hereof with the Securities and Exchange Commission (the "SEC") in connection with the registration, pursuant to the Securities Act of 1933, as amended (including the rules and regulations thereunder, the "Act"), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder of an indeterminate amount of the Company's (a) ordinary shares, nominal value $0.10 per share (the "Ordinary Shares"); (b) options to purchase the Company's securities (the "Options"); (c) warrants to purchase the Company's securities (the "Warrants"); (d) rights to purchase the Company's securities (the "Rights"); and (e) units consisting of two or more of the securities described above or certain other securities in any combination (the "Units"). The Ordinary Shares, the Options, the Warrants, the Rights and the Units are collectively referred to herein as the "Securities."

        The Options are to be issued from time to time pursuant to one or more option agreements or other applicable agreements (each, a "Option Agreement") between the Company and the purchase contract agent to be named therein.

        The Warrants are to be issued from time to time under one or more warrant agreements (each, a "Warrant Agreement") each to be entered into by the Company and one or more institutions, as warrant agents, each as identified in the Warrant Agreement.

        The Rights are to be issued pursuant to a rights purchase agreement (the "Rights Agreement") between the Company and the purchase contract agent to be named therein.

        The Units are to be issued pursuant to a unit certificate or other applicable agreement (the "Unit Agreement") between the Company and the purchase contract agent to be named therein.

        The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a "Prospectus Supplement") will provide for the issuance and sale by the Company of the Securities, which may be offered pursuant to Rule 415 under the Act.

        We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Company or public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), are effective under the Act; (e) an appropriate Prospectus Supplement or term sheet will have been filed with the SEC describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement(s); (g) a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the parties thereto; (h) that each of the Options, Warrants, Rights, and Units and the Option Agreements, Warrant Agreements, Rights Agreements, Unit Agreements and any other agreement governing such Securities will be governed by the internal laws of the state of New York; and (i) at the time of any issuance of Ordinary Shares or Securities convertible into, exchangeable, redeemable or exercisable for Ordinary Shares, there will be sufficient authorized but unissued shares of Ordinary Shares reserved for such issuance and any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized and created. We have assumed that the terms of the Securities have been duly authorized and created by the Company, and that the terms of the Securities have been established so as not to, and that the execution and delivery by the parties thereto of the documents pursuant to which the Securities are governed and the performance of such parties' obligations thereunder, will not, breach, violate, conflict with or constitute a default under (1) the organizational documents of any party or any agreement or instrument to which any party thereto is subject, (2) any law, rule or regulation to which any party thereto is subject (excepting the laws of the State of New York and the federal securities laws of the United States of America as such laws apply to the Company and the transaction pursuant to which the Securities are offered), (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We also assume that at the time of issuance of the Securities the Company is and will remain duly incorporated and is validly existing as a public limited company under the laws of England and Wales and that the Company will have duly authorized the issuance of the Securities and related matters. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company and others.

        We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York and the federal securities laws of the United States of America, in each case as in effect on the date hereof. We have relied upon and assumed the correctness of, without independent investigation, the opinion of Macfarlanes LLP, English legal advisers to the Company, which is being delivered to you and filed with the SEC as an exhibit to the Registration Statement.

        Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion:

  1.
  With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the "Offered Warrants"), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act; (c) the applicable Warrant Agreement has been duly authorized, executed and delivered by the parties thereto; (d) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the applicable Warrant Agreement; and (e) the Offered Warrants have been duly authorized, executed and delivered against payment therefor, the Offered Warrants, when issued and sold in accordance with the purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

  2.
  With respect to any Options to be offered by the Company pursuant to the Registration Statement (the "Offered Options"), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Options has been prepared, delivered and filed in compliance with the Act; (c) the terms of the issuance and sale of the Option Agreement have been duly established in conformity with the Offered Options; and (d) the Offered Options have been duly executed and delivered against payment therefor, the Offered Options, when issued and sold in accordance with the purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

  3.
  With respect to any Rights to be offered by the Company pursuant to the Registration Statement (the "Offered Rights"), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Rights has been prepared, delivered and filed in compliance with the Act; (c) the terms of the issuance and sale of the Rights Agreement have been duly established in conformity with the Offered Rights; and (d) the Offered Rights have been duly executed and delivered against payment therefor, the Offered Rights, when issued and sold in accordance with the purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

  4.
  With respect to any Units to be offered by the Company pursuant to the Registration Statement (the "Offered Units"), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act; (c) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the Unit Agreement; (d) any shares of Ordinary Shares that are a component of any Offered Units are validly issued, fully paid and nonassessable and any other Securities that are components of any Offered Equity Units are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (e) the Offered Units have been duly executed and delivered pursuant to the Unit Agreement, the Units, when issued and sold in accordance with the purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

        The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (6) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

        We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

        This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

QuickLinks

  Exhibit 5.2